Exhibit 99.1

Star Equity Holdings Reports 2026 Third Quarter Results

Recently Closed Two Accretive Bolt-On Acquisitions
Launched Process to Monetize Real Estate Assets

OLD GREENWICH, CT - November 11, 2026 - Star Equity Holdings, Inc. (Nasdaq: STRR and STRRP) ("Star" or the "Company"), a diversified holding company, announced today financial results for the third quarter ended September 30, 2026.

2026 Third Quarter Summary

•Revenue of $53.9 million increased 12.4% from the third quarter of 2025.
•Gross profit of $23.2 million increased 12.6% from the third quarter of 2025.
•Net loss attributable to common shareholders was $2.2 million, or $0.60 per diluted share, compared to net loss attributable to common shareholders of $1.8 million, or $0.56 per diluted share, for the third quarter of 2025. Adjusted net loss per diluted share (non-GAAP measure)* was $0.26 compared to adjusted net income per diluted share of $0.08 in the third quarter of 2025. Pro forma adjusted net income per diluted share was $0.18 in the third quarter of 2025.
•Adjusted EBITDA (non-GAAP measure)* increased to $1.5 million versus adjusted EBITDA of $1.3 million in the third quarter of 2025; pro forma adjusted EBITDA was $3.1 million in the third quarter of 2025.
•Total cash including restricted cash was $7.8 million at September 30, 2026.

Jeff Eberwein, CEO of Star, noted, “In the third quarter, Energy Services gross profit and adjusted EBITDA increased on a pro forma basis, and in October we expanded the division by acquiring a machine shop in Vernal, Utah adding in-house machining, repair, and rebuild capabilities to our existing operation there. In Building Solutions, results were below the prior year quarter on a pro forma basis, reflecting continued softness in the residential and multifamily new construction markets. In addition, a large KBS Builders project, for which we received a non-refundable deposit, has shifted from 2026 to 2027. Despite these headwinds, the division’s backlog, which excludes this project, grew to $11.4 million from $10.6 million at the end of the second quarter and new orders were above $17.0 million for the second quarter in a row.”

Jake Zabkowicz, Global CEO of Hudson Talent Solutions (“HTS”), added, “Despite continued macroeconomic uncertainty and pressure in the professional talent market, HTS limited its year-over-year gross profit decline to 2%, supported by 4% gross profit growth in the Americas. In the third quarter, we invested $1.4 million in digital offerings, expansion into new geographies, and other growth initiatives, while increasing our use of agentic AI and automation to enhance recruiter productivity and candidate matching. In November, we acquired Cornerstone RPO, which bolsters our presence in the U.S., the world’s largest RPO market, and adds established enterprise client relationships and experienced U.S. sales leadership. Additionally, we moved up to No. 3 globally, a significant improvement versus history, in HRO Today’s 2026 Global RPO Baker’s Dozen Customer Satisfaction Ratings. We believe this recognition and our investments in growth initiatives position us well to win new business going forward.”

Mr. Eberwein concluded, “In the third quarter, we generated $0.9 million of cash flow from operations and repurchased approximately $0.3 million of our common stock. We remain focused on disciplined execution, rigorous cost management, and returns‑driven capital allocation. We continue to evaluate M&A opportunities across all three operating divisions while also working to make progress on monetizing our non-cash-generating assets including two real estate holdings where we expect to receive gross proceeds of over $9.0 million from two sale-leaseback transactions. We believe we are well positioned to improve profitability in 2027 and create significant value for our stockholders over the long term.”

* The Company provides non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Adjusted EBITDA, EBITDA, adjusted net income or loss, and adjusted net income or loss per diluted share are defined in the division / segment tables at the end of this release and a reconciliation of such non-GAAP measures to the most directly comparable GAAP measures is included within such division / segment tables.

Division Highlights

Building Solutions

Third quarter Building Solutions revenue was $16.3 million and gross profit was $3.3 million. Adjusted EBITDA was $0.7 million.

Pro forma ("PF")(1) Building Solutions revenue was $21.4 million for the third quarter of 2025, and PF gross profit was $5.3 million. PF adjusted EBITDA was $2.6 million.

Building Solutions quarter-end backlog was $11.4 million, up from $10.6 million at Q2 2026, and the trailing 12-month book-to-bill ratio was 0.86.

Business Services

Third quarter 2026 Business Services revenue was $33.8 million, compared to $37.0 million in the prior year quarter, while gross profit was $18.2 million, compared to $18.6 million a year ago. Business Services adjusted EBITDA was $1.0 million, compared to adjusted EBITDA of $1.7 million in the prior year quarter. In Q3 2026, the Business Services division invested $1.4 million towards growth-related investments in its digital offerings, new geographies, and other items compared to $1.0 million in Q3 2025.

Regionally, Americas gross profit grew 4%, while EMEA and Asia Pacific gross profit declined by 9% and 5%, respectively.

Energy Services

Third quarter 2026 Energy Services revenue was $3.7 million. Gross profit was $1.8 million. Energy Services adjusted EBITDA was $1.1 million in the third quarter.

PF Energy Services revenue for the third quarter of 2025 was $3.7 million and PF gross profit was $1.5 million. Third quarter 2025 PF adjusted EBITDA was $1.0 million.

(1) Pro forma Building Solutions and Energy Services results for the full third quarter of 2025.

Corporate Costs

In the third quarter of 2026, the Company's corporate costs were $1.8 million, up from $1.2 million in the prior year quarter, but down $0.8 million on a PF basis. The decrease on a PF basis was primarily driven by synergies realized from the Merger. Corporate costs in the third quarter of 2026 and 2025 excluded non-recurring expenses of $0.7 million and $1.3 million, respectively.

Liquidity and Capital Resources

The Company ended the third quarter of 2026 with $7.8 million in cash, including $1.6 million in restricted cash. The Company generated $0.9 million in cash flow from operations during the third quarter of 2026 compared to using $2.7 million in cash flow from operations in the third quarter of 2025.

Share Repurchase Program

In the third quarter of 2026, the Company repurchased 28,736 shares for approximately $0.3 million. As of the end of the third quarter of 2026, the Company has approximately $1.3 million remaining under its $3 million repurchase program authorized in September 2025 and continues to view share repurchases as an attractive use of capital.

NOL Carryforward

As of December 31, 2025, Star had $215 million of usable net operating losses (“NOL”) in the U.S., which the Company considers to be a very valuable asset for its stockholders. In order to protect the value of the NOL for all stockholders, the Company has a rights agreement and charter amendment in place that limit beneficial ownership of Star common stock to 4.99%. Stockholders who wish to own more than 4.99% of Star common stock, or who already own more than 4.99% of Star common stock and wish to buy more, may only acquire additional shares with the Board’s prior written approval.

Conference Call/Webcast

The Company will conduct a conference call on Thursday, November 12, 2026 at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the Company's website at www.starequity.com.

If you wish to join the conference call, please use the dial-in information below:
•Toll-Free Dial-In Number: (833) 890-6161
•International Dial-In Number: (412) 504-9848

The archived call will be available on the investor relations section of the Company's website at www.starequity.com.

About Star Equity Holdings, Inc.
Star Equity Holdings, Inc. is a diversified holding company that seeks to build long-term shareholder value by acquiring, managing, and growing businesses with strong fundamentals and market opportunities. Its current structure comprises four divisions: Building Solutions, Business Services, Energy Services, and Investments. For more information visit www.starequity.com.

Building Solutions
The Building Solutions division operates in three specialties: (i) modular building manufacturing; (ii) structural wall panel and wood foundation manufacturing, including building supply distribution operations; and (iii) glue-laminated timber (glulam) column, beam, and truss manufacturing.

Business Services
The Business Services division provides flexible and scalable recruitment solutions to a global clientele, servicing organizations at all levels, from entry-level positions to the C-suite. The division focuses on mid-market and enterprise organizations worldwide, partnering consultatively with talent acquisition, HR, and procurement leaders to build diverse, high-impact teams and drive business success.

Energy Services
The Energy Services division engages in the rental, sale, and repair of downhole tools used in the oil and gas, geothermal, mining, and water-well industries.

Investments
The Investments division manages and finances the Company’s real estate assets as well as its investment positions in private and public companies.

Investor Relations:
The Equity Group
Lena Cati
(212) 836-9611
lena.cati@theequitygroup.com

Forward-Looking Statements
This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe,” and similar words, expressions, and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties, and assumptions include, but are not limited to, (1) global economic fluctuations, (2) changes in the cost and availability of commodities, materials, and equipment, (3) risks related to providing uninterrupted service to clients, (4) the ability of clients to terminate their relationship with the Company at any time, (5) risks associated with real estate ownership, (6) the Company’s ability to successfully achieve its strategic initiatives, (7) risks related to fluctuations in the Company’s operating results from quarter to quarter, (8) risks related to potential acquisitions or dispositions of businesses by the Company, including risks related to the proposed Harte Hanks ("HH") Merger, such as the possibility that required financing, stockholder approval or other closing conditions may not be obtained or satisfied and that the HH Merger may be delayed or not completed; difficulties, delays or unexpected costs in integrating the businesses and managing the combined company’s expanded operations; the failure to realize anticipated benefits and cost savings; disruption of business operations and relationships with customers and employees, loss of key employees and diversion of management attention; increased indebtedness and reduced financial flexibility; and substantial transaction and integration costs, including transaction costs payable regardless of whether the HH Merger is completed, (9) our profitability and growth being tied to the success of our operating businesses, (10) risks associated with our financial investments in other businesses, (11) our ability to improve existing products and services and develop, introduce, and market new products and services successfully, (12) the loss of or material reduction in our business with any of the Company’s largest customers, (13) competition in the Company’s markets, (14) risks related to potential decreases in demand for products, (15) our ability to maintain costs at an acceptable level, (16) the negative cash flows and operating losses that may recur in the future, (17) risks related to international operations, including foreign currency fluctuations, political events, trade wars, natural disasters or health crises, including the Russia-Ukraine war and conflict in the Middle East, (18) risks relating to how future credit facilities may affect or restrict our operating flexibility, (19) our ability to generate or borrow sufficient cash to make payments on our indebtedness, (20) risks related to indebtedness, (21) risks associated with the Company’s investment strategy, (22) the Company’s dependence on key management personnel, (23) the Company’s ability to attract and retain highly skilled professionals, management, and advisors, (24) the Company’s ability to collect accounts receivable, (25) the Company’s exposure to legal proceedings, investigations and disputes, and limits on related insurance coverage, (26) the Company’s ability to utilize net operating loss carryforwards, (27) the potential for goodwill impairment, (28) volatility of the Company’s stock price, (29) risks related to our historically low trading volume, (30) risks related to securities or industry analysts, (31) the Company’s ability to declare dividends, (32) risks associated with failure to pay dividends on our Preferred Stock, (33) risks related to compliance with federal and state laws, regulations, and other rules, (34) our exposure to employment-related claims, legal liability, and costs from clients, employees, and regulatory authorities, (35) risks related to the imposition of licensing or tax requirements or new regulations, (36) the effect of Anti-takeover provisions in our organizational documents, (37) the effect of the protective amendment contained in our Restated Certificate of Incorporation, (38) the impact of our stockholder rights plan, or “poison pill,” on stockholder decision making, (39) risks related to our scaled disclosure requirements as a smaller reporting company, (40) the Company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology, (41) the adverse impacts of cybersecurity threats and attacks, and (42) risks related to the use of new and evolving technologies. The foregoing list should not be construed to be exhaustive. Actual results could differ materially from the forward-looking statements contained in this press release. In view of these uncertainties, you should not place undue reliance on any forward-looking statements, which are based on our current expectations. These forward-looking statements speak only as of the date of this press release. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

STAR EQUITY HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Building Solutions	$16,347	$9,603	$42,557	$9,603
Business Services	33,842	37,038	105,232	104,445
Energy Services	3,731	1,318	11,133	1,318
Investments	—	—	—	—
Total revenues	53,920	47,959	158,922	115,366

Cost of revenues:
Building Solutions	13,019	7,919	34,430	7,919
Business Services	15,671	18,408	51,800	50,782
Energy Services	1,927	972	5,890	972
Investments	74	33	223	33
Total cost of revenues	30,691	27,332	92,343	59,706

Gross profit	23,229	20,627	66,579	55,660

Operating expenses:
Salaries and related	18,223	16,135	54,930	45,317
Office and general	5,485	4,819	14,955	10,176
Marketing and promotion	997	913	2,920	2,814
Depreciation and amortization	331	404	966	932
Total operating expenses	25,036	22,271	73,771	59,239
Operating loss	(1,807)	(1,644)	(7,192)	(3,579)
Non-operating income (expense):
Interest income (expense), net	—	81	(13)	206
Other (expense) income, net	197	48	(42)	(209)
Loss before income taxes	(1,610)	(1,515)	(7,247)	(3,582)
(Benefit from) provision for income taxes	(21)	249	(17)	626
Net loss	(1,589)	(1,764)	(7,230)	(4,208)
Dividend on 10% Series A Cumulative Perpetual Preferred Stock	(615)	(67)	(1,810)	(67)
Net loss attributable to common shareholders	$(2,204)	$(1,831)	$(9,040)	$(4,275)
Loss per share:
Basic	$(0.43)	$(0.54)	$(1.95)	$(1.37)
Diluted	$(0.43)	$(0.54)	$(1.95)	$(1.37)
Loss per share attributable to common shareholders:
Basic	$(0.60)	$(0.56)	$(2.43)	$(1.39)
Diluted	$(0.60)	$(0.56)	$(2.43)	$(1.39)
Weighted-average shares outstanding:
Basic	3,701	3,263	3,716	3,082
Diluted	3,701	3,263	3,716	3,082

Dividends declared per share of 10% Series A Cumulative Perpetual Preferred Stock	$0.250	$0.025	$0.750	$0.025

STAR EQUITY HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$6,220	$10,269
Restricted cash, current	1,080	1,819
Investments in equity securities	4,295	3,767
Accounts receivable, less allowance for expected credit losses of $352 and $275, respectively	31,823	35,220
Inventories, net	7,254	6,988
Note receivable, current portion	277	256
Prepaid and other	3,341	4,168
Total current assets	54,290	62,487
Property and equipment, net of accumulated depreciation of $8,336 and $6,367, respectively	16,666	18,610
Operating lease right-of-use assets	13,455	11,675
Goodwill	5,912	5,944
Intangible assets, net of accumulated amortization of $5,288 and $4,795, respectively	1,188	1,688
Long-term investments	953	953
Notes receivable, net of current portion	9,152	8,629
Deferred tax assets, net	2,439	1,911
Restricted cash, non-current	548	1,322
Other assets	13	12
Total assets	$104,616	$113,231
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,131	$4,769
Accrued salaries, commissions, and benefits	7,270	7,526
Accrued expenses and other current liabilities	4,565	6,907
Short-term debt	8,280	8,473
Deferred revenue	1,141	1,496
Operating and finance lease obligations, current	762	655
Total current liabilities	28,149	29,826
Income tax payable	103	99
Operating lease obligations	13,190	11,235
Long-term debt, net of current portion	4,667	6,056
Other liabilities	382	308
Total liabilities	46,491	47,524
Commitments and contingencies
Stockholders’ equity:
10% Series A Cumulative Perpetual Preferred Stock, $0.001 par value; 8,000 shares authorized: 2,778 and 2,691 shares issued; 2,457 and 2,370 shares outstanding, respectively	3	3
Common stock, $0.001 par value, 20,000 shares authorized; 5,456 and 5,366 shares issued; 3,727 and 3,755 shares outstanding, respectively	5	5
Additional paid-in capital	531,092	530,136
Accumulated deficit	(443,164)	(435,934)
Accumulated other comprehensive loss, net of applicable tax	(1,471)	(1,364)
Treasury stock, at cost: 1,729 and 1,611 common shares, respectively, and 321 preferred shares for both periods	(28,340)	(27,139)
Total stockholders’ equity	58,125	65,707
Total liabilities and stockholders’ equity	$104,616	$113,231

STAR EQUITY HOLDINGS, INC.
DIVISION ANALYSIS - QUARTER TO DATE
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)
For The Three Months Ended September 30, 2026	Building Solutions	Business Services	Energy Services	Investments	Corporate and Intersegment eliminations	Total
Revenue	$16,347	$33,842	$3,731	$160	$(160)	$53,920
Gross profit	$3,328	$18,171	$1,804	$86	$(160)	$23,229
Net income (loss) attributable to common shareholders	$(150)	$(394)	$584	$532	$(2,776)	$(2,204)
Dividends on Series A perpetual preferred stock	—	—	—	—	615	615
Net income (loss)	(150)	(394)	584	532	(2,161)	(1,589)
Provision for (benefit from) income taxes	—	44	—	—	(65)	(21)
Interest (income) expense, net	168	174	43	(241)	(144)	—
Total depreciation and amortization	258	216	333	75	11	893
EBITDA (loss) (1)	276	40	960	366	(2,359)	(717)
Foreign currency (gain) loss	—	97	—	—	—	97
Corporate administrative charges	400	235	73	—	(708)	—
Other non-operating expense (income)	(10)	42	(7)	(1)	—	24
Stock-based compensation expense	3	206	—	—	576	785
Interest income (2)	—	—	—	288	—	288
Unrealized (gain) loss on equity securities	—	—	—	(25)	—	(25)
Severance / non-recurring salary	—	333	—	—	—	333
Transaction costs related to mergers and acquisitions	—	5	—	—	669	674
Financing costs	16	—	12	—	4	32
Other non-recurring expenses	19	5	17	—	3	44
Adjusted EBITDA (loss) (1)	$704	$963	$1,055	$628	$(1,815)	$1,535

(1)    Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income (expense), stock-based compensation expense, and other items including non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
(2)     The Company allocates all corporate interest income to the Investments Division.

STAR EQUITY HOLDINGS, INC.
DIVISION ANALYSIS - QUARTER TO DATE
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)
For The Three Months Ended September 30, 2025	Building Solutions	Business Services	Energy Services	Investments	Corporate and Intersegment eliminations	Total
Revenue	$9,603	$37,038	$1,318	$53	$(53)	$47,959
Gross profit	$1,684	$18,630	$346	$20	$(53)	$20,627
Net income (loss) attributable to common shareholders	$335	$316	$(68)	$50	$(2,464)	$(1,831)
Dividends on Series A perpetual preferred stock	—	—	—	—	67	67
Net income (loss)	335	316	(68)	50	(2,397)	(1,764)
Provision for (benefit from) income taxes	—	3	—	—	246	249
Interest (income) expense, net	51	128	39	(89)	(210)	(81)
Total depreciation and amortization	109	350	169	33	5	666
EBITDA (loss) (1)	495	797	140	(6)	(2,356)	(930)
Foreign currency (gain) loss	—	(67)	—	—	—	(67)
Corporate administrative charges	—	225	—	—	(225)	—
Other non-operating expense (income)	—	49	(24)	(2)	(39)	(16)
Stock-based compensation expense	5	227	—	—	137	369
Interest income (2)	—	—	—	144	—	144
Unrealized (gain) loss on equity securities	—	—	—	35	—	35
Severance / non-recurring salary	—	279	—	—	—	279
Transaction costs related to mergers and acquisitions	—	122	—	—	1,129	1,251
Financing costs	5	—	12	—	2	19
Other non-recurring expenses	60	59	—	—	132	251
Adjusted EBITDA (loss) (1)	$565	$1,691	$128	$171	$(1,220)	$1,335

(1)    Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income (expense), stock-based compensation expense, and other items including non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
(2)     The Company allocates all corporate interest income to the Investments Division.

STAR EQUITY HOLDINGS, INC.
DIVISION ANALYSIS - YEAR TO DATE
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)
For The Nine Months Ended September 30, 2026	Building Solutions	Business Services	Energy Services	Investments	Corporate and Intersegment eliminations	Total
Revenue	$42,557	$105,232	$11,133	$477	$(477)	$158,922
Gross profit	$8,127	$53,432	$5,243	$254	$(477)	$66,579
Net income (loss) attributable to common shareholders	$(2,278)	$(1,764)	$1,671	$764	$(7,433)	$(9,040)
Dividends on Series A perpetual preferred stock	—	—	—	—	1,810	1,810
Net income (loss)	(2,278)	(1,764)	1,671	764	(5,623)	(7,230)
Provision for (benefit from) income taxes	—	(261)	—	—	244	(17)
Interest (income) expense, net	434	501	135	(631)	(426)	13
Total depreciation and amortization	789	621	1,104	224	31	2,769
EBITDA (loss) (1)	(1,055)	(903)	2,910	357	(5,774)	(4,465)
Foreign currency (gain) loss	—	242	—	—	(7)	235
Corporate administrative charges	1,198	708	219	—	(2,125)	—
Gains on sale and leaseback transactions	—	—	(37)	—	—	(37)
Other non-operating expense (income)	20	125	(45)	194	(15)	279
Stock-based compensation expense	16	612	—	—	1,348	1,976
Interest income (2)	—	—	—	782	—	782
Unrealized (gain) loss on equity securities	—	—	—	353	(1)	352
Severance / non-recurring salary	—	1,412	130	—	79	1,621
Transaction costs related to mergers and acquisitions	—	8	—	—	753	761
Financing costs	56	—	78	—	13	147
Other non-recurring expenses	19	60	29	2	347	457
Adjusted EBITDA (loss) (1)	$254	$2,264	$3,284	$1,688	$(5,382)	$2,108

(1)    Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income (expense), stock-based compensation expense, and other items including non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
(2)     The Company allocates all corporate interest income to the Investments Division.

STAR EQUITY HOLDINGS, INC.
DIVISION ANALYSIS - YEAR TO DATE
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)
For The Nine Months Ended September 30, 2025	Building Solutions	Business Services	Energy Services	Investments	Corporate and Intersegment eliminations	Total
Revenue	$9,603	$104,445	$1,318	$53	$(53)	$115,366
Gross profit	$1,684	$53,663	$346	$20	$(53)	$55,660
Net income (loss) attributable to common shareholders	$335	$(474)	$(68)	$50	$(4,118)	$(4,275)
Dividends on Series A perpetual preferred stock	—	—	—	—	67	67
Net income (loss)	335	(474)	(68)	50	(4,051)	(4,208)
Provision for (benefit from) income taxes	—	451	—	—	175	626
Interest (income) expense, net	51	406	39	(89)	(613)	(206)
Total depreciation and amortization	109	872	169	33	11	1,194
EBITDA (loss) (1)	495	1,255	140	(6)	(4,478)	(2,594)
Foreign currency (gain) loss	—	245	—	—	—	245
Corporate administrative charges	—	908	—	—	(908)	—
Other non-operating expense (income)	—	90	(24)	(2)	(135)	(71)
Stock-based compensation expense	5	635	—	—	358	998
Interest income (2)	—	—	—	144	—	144
Unrealized (gain) loss on equity securities	—	—	—	35	—	35
Severance / non-recurring salary	—	766	—	—	—	766
Transaction costs related to mergers and acquisitions	—	157	—	—	1,962	2,119
Financing costs	5	—	12	—	2	19
Other non-recurring expenses	60	59	—	—	203	322
Adjusted EBITDA (loss) (1)	$565	$4,115	$128	$171	$(2,996)	$1,983

(1)    Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income (expense), stock-based compensation expense, and other items including non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
(2)     The Company allocates all corporate interest income to the Investments Division.

STAR EQUITY HOLDINGS, INC.
DIVISION ANALYSIS - QUARTER TO DATE
RECONCILIATION OF PRO FORMA ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Three Months Ended September 30, 2025	Building Solutions	Business Services	Energy Services	Investments	Corporate and Intersegment eliminations	Total
Pro forma revenue (1)	$21,386	$37,038	$3,712	$156	$(156)	$62,136
Pro forma gross profit (1)	$5,263	$18,630	$1,538	$81	$(156)	$25,356
Pro forma net income (loss) attributable to common shareholders (1)	$1,741	$316	$547	$191	$(5,318)	$(2,523)
Dividends on Series A perpetual preferred stock	—	—	—	—	671	671
Pro forma net income (loss)	1,741	316	547	191	(4,647)	(1,852)
Provision for (benefit from) income taxes	1	3	—	—	245	249
Interest (income) expense, net	160	128	67	(193)	(157)	5
Total depreciation and amortization	605	350	409	75	10	1,449
Pro forma EBITDA (loss) (2)	2,507	797	1,023	73	(4,549)	(149)
Foreign currency (gain) loss	—	(67)	—	—	1	(66)
Corporate administrative charges	—	225	—	—	(225)	—
Other non-operating expense (income)	—	49	(24)	—	(40)	(15)
Stock-based compensation expense	11	227	—	—	190	428
Interest income (3)	—	—	—	336	—	336
Unrealized (gain) loss on equity securities	—	—	—	(261)	—	(261)
Severance / non-recurring salary	—	280	—	—	—	280
Transaction costs related to mergers and acquisitions	—	162	—	—	2,043	2,205
Loss (gain) on equity method investment	—	—	—	264	—	264
Financing costs	19	—	12	—	4	35
Other non-recurring expenses	80	18	—	—	(62)	36
Pro forma adjusted EBITDA (loss) (2)	$2,617	$1,691	$1,011	$412	$(2,638)	$3,093

(1)     Pro forma Building Solutions, Energy Services, and Investments results for the full third quarter of 2025.
(2)    Pro forma Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating (income) expense, stock-based compensation expense, and other items including non-recurring expenses (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
(3)     In Q3 2025, the Company allocated all Star Operating Companies corporate interest income to the Investments Division.

STAR EQUITY HOLDINGS, INC.
INCOME PER DILUTED SHARE
(in thousands, except per share amounts)
(unaudited)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended September 30, 2026	Net Loss	Outstanding	Share (1)
Net loss	$(1,589)	3,701	$(0.43)
Dividends on Series A perpetual preferred stock	(615)	3,701	(0.17)
Net loss attributable to common shareholders	(2,204)	3,701	(0.60)
Intangible amortization from acquisitions	170	3,701	0.05
Unrealized (gain) loss on equity securities	(25)	3,701	(0.01)
Severance / non-recurring salary	333	3,701	0.09
Transaction costs related to mergers and acquisitions	674	3,701	0.18
Financing costs	32	3,701	0.01
Other non-recurring expenses	44	3,701	0.01
Adjusted net loss (2)	$(976)	3,701	$(0.26)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended September 30, 2025	Net Income	Outstanding	Share (1)
Net loss	$(1,764)	3,263	$(0.54)
Dividends on Series A perpetual preferred stock	(67)	3,263	(0.02)
Net loss attributable to common shareholders	(1,831)	3,263	(0.56)
Intangible amortization from acquisitions	247	3,263	0.08
Unrealized (gain) loss on equity securities	35	3,263	0.01
Severance / non-recurring salary	279	3,263	0.09
Transaction costs related to mergers and acquisitions	1,251	3,263	0.38
Financing costs	19	3,263	0.01
Other non-recurring expenses	251	3,263	0.08
Adjusted net income (2)	$251	3,263	$0.08

	Adjusted	Diluted Shares	Per Diluted
For The Nine Months Ended September 30, 2026	Net Loss	Outstanding	Share (1)
Net loss	$(7,230)	3,716	$(1.95)
Dividends on Series A perpetual preferred stock	(1,810)	3,716	(0.49)
Net loss attributable to common shareholders	(9,040)	3,716	(2.43)
Intangible amortization from acquisitions	499	3,716	0.13
Gains on sale and leaseback transactions	(37)	3,716	(0.01)
Unrealized (gain) loss on equity securities	352	3,716	0.09
Severance / non-recurring salary	1,621	3,716	0.44
Transaction costs related to mergers and acquisitions	761	3,716	0.20
Financing costs	147	3,716	0.04
Other non-recurring expenses	457	3,716	0.12
Adjusted net loss (2)	$(5,240)	3,716	$(1.41)

	Adjusted	Diluted Shares	Per Diluted
For The Nine Months Ended September 30, 2025	Net Loss	Outstanding	Share (1)
Net loss	$(4,208)	3,082	$(1.37)
Dividends on Series A perpetual preferred stock	(67)	3,082	(0.02)
Net loss attributable to common shareholders	(4,275)	3,082	(1.39)
Intangible amortization from acquisitions	722	3,082	0.23
Unrealized (gain) loss on equity securities	35	3,082	0.01
Severance / non-recurring salary	766	3,082	0.25
Transaction costs related to mergers and acquisitions	2,119	3,082	0.69
Financing costs	19	3,082	0.01
Other non-recurring expenses	322	3,082	0.10
Adjusted net loss (2)	$(292)	3,082	$(0.10)

(1)    Amounts may not sum due to rounding.
(2)    Adjusted net income or loss per diluted share are Non-GAAP measures defined as reported net income or loss and reported net income or loss per diluted share before items such as acquisition-related costs and non-recurring expenses after tax that are presented to provide additional information about the Company's operations on a basis consistent with the measures that the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted net income or loss per diluted share should not be considered in isolation or as substitutes for net income or loss and net income or loss per share and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of the Company's profitability or liquidity. Further, adjusted net income or loss and adjusted net income or loss per diluted share as presented above may not be comparable with similarly titled measures reported by other companies.

STAR EQUITY HOLDINGS, INC.
PRO FORMA INCOME PER DILUTED SHARE
(in thousands, except per share amounts)
(unaudited)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended September 30, 2025	Net Income	Outstanding	Share (1)
Pro forma net income (3)	$(1,852)	3,675	$(0.50)
Dividends on Series A perpetual preferred stock	(671)	3,675	(0.18)
Pro forma net income attributable to common shareholders (3)	(2,523)	3,675	(0.69)
Intangible amortization from acquisitions	651	3,675	0.18
Unrealized (gain) loss on equity securities	(261)	3,675	(0.07)
Severance / non-recurring salary	280	3,675	0.08
Transaction costs related to mergers and acquisitions	2,205	3,675	0.60
Loss (gain) on equity method investment	264	3,675	0.07
Financing costs	35	3,675	0.01
Other non-recurring expenses	36	3,675	0.01
Pro forma adjusted net income (2)(3)	$687	3,675	$0.18

(1)    Amounts may not sum due to rounding.
(2)    Adjusted net income or loss per diluted share are Non-GAAP measures defined as reported net income or loss and reported net income or loss per diluted share before items such as acquisition-related costs and non-recurring expenses after tax that are presented to provide additional information about the Company's operations on a basis consistent with the measures that the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted net income or loss per diluted share should not be considered in isolation or as substitutes for net income or loss and net income or loss per share and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of the Company's profitability or liquidity. Further, adjusted net income or loss and adjusted net income or loss per diluted share as presented above may not be comparable with similarly titled measures reported by other companies.
(3)    Pro forma Building Solutions, Energy Services, and Investments results for the full third quarter of 2025.